As filed with the Securities and Exchange Commission on November 23, 1999

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                             SMARTSERV ONLINE, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           13-3750708
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

ONE STATION PLACE, STAMFORD, CT  06902
(Address of Principal Executive Offices)


                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN
 NON-QUALIFIED STOCK OPTION AGREEMENTS BETWEEN THE REGISTRANT AND ITS EMPLOYEES
          NON-QUALIFIED STOCK OPTION AGREEMENTS BETWEEN THE REGISTRANT
                         AND ITS NON-EMPLOYEE DIRECTORS
                            (Full title of the plans)

                              SEBASTIAN E. CASSETTA
                             SMARTSERV ONLINE, INC.
                      ONE STATION PLACE, STAMFORD, CT 06902
                                 (203) 353-5950
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                              Michael J. Shef, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 704-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.


                         CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                               Proposed         Proposed
                                                               Maximum          Maximum          Amount of
Title of each class of Securities            Amount to      Offering Price      Aggregate       Registration
        to be Registered                   be Registered      Per Share       Offering Price        Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share      300,000 (1)        $2.438 (2)        $731,448          $203.34
==============================================================================================================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from antidilution adjustments under the Amended and Restated 1996 Stock Option Plan of SmartServ Online, Inc., the Non-Qualified Stock Option Agreements between the registrant and employees of SmartServ Online, Inc. and the Non-Qualified Stock Option Agreements between the registrant and non-employee directors of SmartServ Online, Inc.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of: (a) pursuant to Rule 457(h), the exercise prices of 37,497 options granted under the Amended and Restated 1996 Stock Option Plan, 193,242 non-qualified stock options granted to employees of the registrant under stock option contracts and 50,000 non-qualified stock options granted to directors of the registrant under stock option contracts, and
      (b) pursuant to Rule 457(c), the average of the bid ($15.250) and asked ($15.6255) price on the Over-the-Counter Bulletin Board on November 22 1999 with respect to 19,261 options issuable under the Amended and Restated 1996 Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the registrant with the Securities and Exchange Commission (Commission File No.0-28008) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

          (a) The registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999;

          (b) The registrant's Annual Report on Form 10-KSB for the year ended June 30, 1999; and

          (c) The description of the registrant's common stock contained in the registrant's registration statement on Form 8-A filed on March 19, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents filed subsequent to the date of this registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not required,  since the registrant's  common stock is registered under
Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware ("DGCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         Article Tenth of the registrant's Certificate of Incorporation provides that the registrant shall indemnify any and all persons whom it shall have power to indemnify to the fullest extent permitted by the DGCL. Article VI of the registrant's by-laws provide that the registrant shall indemnify authorized representatives of the registrant to the fullest extent permitted by the DGCL. The registrant's by-laws also permit the registrant to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not the registrant would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

         The registrant maintains a directors and officers liability insurance policy with National Union Fire Insurance Company of Pittsburgh, PA. The policy insures the directors and officers of the registrant against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

                 Not Applicable.

ITEM 8.   EXHIBITS.

Exhibit
Number            Description
-------           -----------

5.1 Opinion of Parker Chapin Flattau & Klimpl, LLP, as to the legality of the common stock being offered.
23.1 Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5.1).
23.2      Consent of Ernst & Young LLP.
24.1 Power of attorney of certain officers and directors of the registrant (contained in the signature page).

99.1      Amended and Restated 1996 Stock Option Plan of SmartServ Online, Inc.
99.2 Form of Incentive Stock Option Contract under the Amended and Restated 1996 Stock Option Plan.
99.3 Form of Non-Qualified Stock Option Contract under the Amended and Restated 1996 Stock Option Plan.
99.4 Form of Non-Qualified Stock Option Contract between the registrant and its employees.
99.5 Form of Non-Qualified Stock Option Contract between the registrant and its non-employee directors.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

              (iii) To include  any  material  information  with  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 23rd day of November, 1999.

                                     SmartServ Online, Inc.


                                     By:  /s/ SEBASTIAN E. CASSETTA
                                          -----------------------------------
                                          Sebastian E. Cassetta
                                          Chairman of the Board, Chief Executive
                                          Officer and Secretary


                                POWER OF ATTORNEY

         The undersigned directors and officers of SmartServ Online, Inc. hereby constitute and appoint Sebastian E. Cassetta, Mario F. Rossi and Thomas W. Haller and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                 Title                        Date
         ---------                                 -----                        ----
    /s/ SEBASTIAN E. CASSETTA             Chairman of the Board,            November 23, 1999
---------------------------------------   Chief Executive Officer,
        Sebastian E. Cassetta             Secretary and Director


    /s/ MARIO F. ROSSI                    Vice President and                November 23, 1999
---------------------------------------   Director
        Mario F. Rossi

    /s/ THOMAS W. HALLER                  Vice President and Treasurer      November 23, 1999
---------------------------------------   (Chief Financial Officer and
        Thomas W. Haller                  Chief Accounting Officer)



---------------------------------------   Director                          November __, 1999
    Claudio Guazzoni

    /S/ ROBERT H. STEELE                  Director                          November 23, 1999
---------------------------------------
    Robert H. Steele

    /S/ L. SCOTT PERRY                    Director                          November 23, 1999
---------------------------------------
    L. Scott Perry

    /S/ CATHERINE CASSEL TALMADGE         Director                          November 23, 1999
---------------------------------------
    Catherine Cassel Talmadge

    /S/ CHARLES R. WOOD                   Director                          November 23, 1999
---------------------------------------
    Charles R. Wood

                                  EXHIBIT INDEX


Exhibit
Number            Description
------            -----------

5.1 Opinion of Parker Chapin Flattau & Klimpl, LLP, as to the legality of the common stock being offered.
23.1 Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5.1).
23.2      Consent of Ernst & Young LLP.
24.1 Power of attorney of certain officers and directors of the registrant (contained in the signature page).
99.1      Amended and Restated 1996 Stock Option Plan of SmartServ Online, Inc.
99.2 Form of Incentive Stock Option Contract under the Amended and Restated 1996 Stock Option Plan.
99.3 Form of Non-Qualified Stock Option Contract under the Amended and Restated 1996 Stock Option Plan.
99.4 Form of Non-Qualified Stock Option Contract between registrant and its employees.
99.5 Form of Non-Qualified Stock Option Contract between registrant and its non-employee directors.